EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes present the historical consolidated financial statements of Unrivaled Brands, Inc. (the “Company”), formerly Terra Tech Corp., and Silverstreak Solutions, Inc. (“Silverstreak”) as if completion of the acquisition had occurred on the dates specified below.

The following unaudited pro forma combined condensed financial information has been prepared to illustrate the estimated effects of the acquisition.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is based on the individual unaudited historical consolidated balance sheets of the Company and Silverstreak as of the transaction had occurred on June 30, 2021.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2020 combines the historical individual results of operations for the Company and Silverstreak for the year ended December 31, 2020 and has been prepared to reflect the transaction as if it occurred on January 1, 2020.

The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2021 combines the historical unaudited results of operations for the Company and Silverstreak for the six months ended June 30, 2021 and has been prepared to reflect the transaction as if it occurred on January 1, 2021.

Other than as disclosed in the notes thereto, the unaudited pro forma combined financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial statements.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the acquisition and do not represent what our results of operations or financial position would actually have been had the transactions occurred on the dates noted above or project our results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

The acquisition will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2020 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable but is not required to finalize for one year from the closing date of the transaction.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements and related notes. The Company’s financial statements and notes are included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the six months ended June 30, 2021.

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UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands of dollars)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	SilverStreak Solutions Inc.	Pro Forma Adjustments	Pro Forma Combined

ASSETS

Current assets:
Cash	$40,283	$263	$-	$40,546
Accounts receivable, net	2,202	-	-	2,202
Short term investments	-	-	-	-
Inventory	2,590	311	-	2,901
Prepaid expenses and other current assets	1,038	-	-	1,038
Current assets of discontinued operations	-	-	-	-

Total current assets	46,113	574	-	46,687
				-
Property, equipment and leasehold improvements, net	31,214	257	-	31,471
Intangible assets, net	7,339	-	-	7,339
Goodwill	6,171	-	10,330	16,501
Other assets	12,733	-	-	12,733
Other investments	330	6	-	336
Assets of discontinued operations	2,901	-	-	2,901

TOTAL ASSETS	$106,801	$837	$10,330	$117,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$10,550	$917	$-	$11,467
Income Tax Payable	-	1,719	-	1,719
Short-term debt	11,775	31	-	11,806
Current liabilities of discontinued operations	14,356	-	-	14,356

Total current liabilities	36,681	2,667	-	39,348

Long-term liabilities:
Long-term debt, net of discounts	3,500	-	-	3,500
Long-term lease liabilities	7,094	-	-	7,094

Total liabilities	47,275	2,667	-	49,942

Total Company's stockholders' equity	55,549	(1,830)	10,330	64,049
Non-controlling interest	3,977	-	-	3,977

Total stockholders’ equity	59,526	(1,830)	10,330	68,026

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,801	$837	$10,330	$117,968

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UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share data)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	SilverStreak Solutions, Inc.	Pro Forma Adjustments	Pro Forma Combined

Total revenues	$14,287	$12,522	$-	$26,809
Cost of goods sold	10,687	6,818	-	17,505

Gross profit	3,600	5,704	-	9,304

Selling, general and administrative expenses	24,602	6,175	-	30,777
Impairment of assets	19,910	-	-	19,910
(Gain) / Loss on sale of assets	(35)	-	-	(35)

Loss from operations	(40,877)	(471)	-	(41,348)

Other income / (expense)
Interest expense, net	(2,932)	-	-	(2,932)
Unrealized gain/(loss) on investments	29,045	-	-	29,045
Bargain purchase on purchase of business		-		-
Other expense		(15)		(15)
Other income / (loss)	964	-	-	964

Total other income / (expense)	27,077	(15)	-	27,062

Income / (loss) from continuing operations	(13,800)	(486)	-	(14,286)
Income / (loss) from discontinued operations, net of tax	(17,071)	-	-	(17,071)

NET INCOME / (LOSS)	$(30,871)	$(486)	$-	$(31,357)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(754)	-	-	(754)

NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC	$(30,117)	$(486)	$-	(30,603)

Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.07)			$(0.07)
Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.16)			$(0.16)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	191,978,187			192,626,566

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UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2021
(in thousands, except share data)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	SilverStreak Solutions, Inc.	Pro Forma Adjustments	Pro Forma Combined

Total revenues	$6,262	$2,001	$-	$8,263
Cost of goods sold	3,924	907	-	4,831

Gross profit	2,338	1,094	-	3,432

Selling, general and administrative expenses	6,188	8	-	6,196
Loss (gain) on sale of assets	6	-	-	6

Loss from operations	(3,856)	1,094	-	(2,762)

Other income / (expense)
Interest expense, net	(204)	-	-	(204)
Gain/(loss) on sale of investment	(874)	-	-	(874)
Other income / (loss)	17	-	-	17

Total other income / (expense)	(1,061)	-	-	(1,061)

Income / (loss) from continuing operations	(4,917)	1,094	-	(3,823)
Income / (loss) from discontinued operations, net of tax	(56)	-	-	(56)

NET INCOME / (LOSS)	$(4,973)	$1,094	$-	$(3,879)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(868)	-	-	(868)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(4,105)	1,094	-	(3,011)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.02)			$(0.02)
Net Loss per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.02)			$(0.01)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	258,897,777			238,236,138

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Note 1 – Unaudited Pro Forma Condensed Combined Balance Sheet

Consideration for the acquisition of Silverstreak consisted of  $1,500,000 in cash, $4,500,000 in unsecured promissory notes, and $2,500,000 in shares of the Company’s common stock, based on the volume-weighted average stock price for the ten days prior to the close.  The consideration is $8.5 million.

The following adjustments have been made to the accompanying unaudited pro forma combined balance sheet as of June 30, 2021 to reflect the acquisition adjustments related to the transaction:

(a) The preliminary estimated fair value of goodwill reflects the preliminary purchase price allocation.

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